Exhibit 99.1
For Immediate Release
Energy West, Incorporated Agrees to Acquire Two Natural Gas Utilities from Sempra Energy
GREAT FALLS, Mont., February 5, 2007/PRNewswire-First Call/—ENERGY WEST, INCORPORATED (NASDAQ EWST - News), a natural gas, propane, and energy marketing company serving the Rocky Mountain states, and Sempra Energy, a provider of electric and natural gas products and services to customers in the United States, Europe, Canada, Mexico, South America, and Asia, today jointly announced the execution of two stock purchase agreements between them for the sale of all of the shares of two of Sempra’s wholly owned subsidiaries, Frontier Utilities of North Carolina, Inc. and Penobscot Natural Gas Company, Inc. Frontier Utilities is the parent company of Frontier Energy, LLC, and Penobscot Natural Gas is the parent company Bangor Gas Company LLC. The total price to be paid by Energy West for the two companies is $5 million, subject to adjustments for changes in working capital items.
The acquisition of Frontier Utilities is conditioned upon approval by the North Carolina Utilities Commission (NCUC), and the acquisition of Penobscot Natural Gas is conditioned upon approval by the Maine Public Utilities Commission (MPUC). Both acquisitions are also conditioned upon the receipt of certain other approvals by third parties. Each acquisition will close on the tenth business day after all closing conditions have been satisfied, including either NCUC or MPUC approval, as the case may be, which are estimated to require approximately four months to one year to be obtained.
Dave Cerotzke, Energy West’s CEO, stated, “Our focus is on serving smaller and emerging utility markets. We are very excited with this opportunity to grow our business by moving into two areas that fit so well within our core strength.”
Neal Schmale, president and chief operating officer of Sempra Energy, added, “These companies were not core to our growth strategy going forward, which is to focus on natural gas supply, transmission, and storage infrastructure, and our two California utilities.”
Energy Advisory Inc. is serving as Energy West’s investment adviser for the transactions.
About Sempra Energy
Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2005 revenues of $11.7 billion. Sempra Energy’s 14,000 employees serve more than 29 million consumers in the United States, Europe, Canada, Mexico, South America, and Asia.

About Energy West
Energy West, Incorporated distributes and sells natural gas and propane to end-use residential, commercial, and industrial customers in the United States. It distributes approximately 6.4 billion cubic feet of natural gas to approximately 34,000 customers through regulated and unregulated utilities operating in and around Great Falls and West Yellowstone, in Montana, and Cody in Wyoming. The company markets approximately 2.5 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming. It also has an ownership interest in approximately 163 natural gas producing wells and gas gathering assets. In addition, the company owns the Shoshone interstate and the Glacier gathering pipeline located in Montana and Wyoming. Energy West was incorporated in 1909 and is headquartered in Great Falls, Montana.
Safe Harbor Regarding Forward-Looking Statements
Energy West is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Specific forward-looking statements contained in this press release include (i) the Company’s expectations with respect to the date of approval of the acquisitions by NCUC and MPUC, respectively; and (ii) the Company’s expectations for growth in its business operations upon, and as a result of, the completion of the two acquisitions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks and various other matters, many of which are beyond Energy West’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For additional information or clarification, please contact: Wade Brooksby, Financial Communications, 1-406-791-7520, of Energy West, Incorporated.
Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.